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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Electric Fuel Corporation's 1998 Non-Executive Stock Option and Restricted Stock Purchase Plan and Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan of our report dated March 20, 1998, with respect to the consolidated financial statements of Electric Fuel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                              /s/ Kesselman & Kesselman
                              ------------------------------------------------
                              Kesselman & Kesselman
                              Certified Public Accounts (Israel)


Jerusalem, Israel
March 10, 1999